NEWS RELEASE

CONTACT: Kenneth J. Wagner, SVP Investor Relations
Provident Financial Services, Inc.
(201) 915-5344

FOR RELEASE: 7:43 A.M. Eastern Time: April 23, 2008


  Provident Financial Services, Inc. Announces Quarterly Earnings and Declares
                            Quarterly Cash Dividend


JERSEY CITY, NJ, April 23, 2008 ---/ PRNewswire-First Call/- Provident Financial Services, Inc. (NYSE:PFS) (the "Company") reported basic and diluted earnings per share of $0.19 and net income of $10.7 million for the quarter ended March 31, 2008. This compares with basic and diluted earnings per share of $0.18 and net income of $10.8 million for the same period in 2007. Compared with the first quarter of 2007, results for the quarter ended March 31, 2008 benefited from the April 1, 2007 acquisition of First Morris Bank & Trust ("First Morris"), which added nine branch locations and assets with a fair value of $554.2 million as of the acquisition date.

First quarter 2008 results were also favorably impacted by a $180,000 net after-tax gain recorded in connection with the ownership and mandatory redemption of a portion of the Company's Class B Visa, Inc. shares as part of Visa's recent initial public offering, and a $175,000 net after-tax gain resulting from the sale of a branch office. Results for the quarter ended March 31, 2007 were favorably impacted by interest of $531,000, net of tax, earned on Federal income taxes refunded in connection with a previous acquisition.

Paul M. Pantozzi, Chairman and Chief Executive Officer, commented, "In the past quarter our net interest margin expanded as reductions in short-term interest rates began to favorably impact our funding costs. We also experienced deposit growth, particularly in our core deposit categories, and we continued to manage our balance sheet and cost structure in a tough economic environment. This quarter's operating results reflect the positive contribution of the First Morris acquisition and our on-going focus on achieving operating efficiencies." Pantozzi added, "An integral part of our response to an unsettled economy has been to maintain a solid capital position, and our stock repurchase activity for the quarter was curtailed accordingly. We will continue to monitor and manage our capital in order to preserve and enhance long-term stockholder value."

Declaration of Quarterly Dividend

The Company's Board of Directors declared a quarterly cash dividend of $0.11 per common share payable on May 30, 2008, to stockholders of record as of the close of business on May 15, 2008.

Balance Sheet Summary

Total assets were $6.40 billion at March 31, 2008, compared to $6.36 billion at December 31, 2007, primarily as a result of increases in securities available for sale and securities purchases pending settlement that were included in other assets at March 31, 2008, partially offset by a decrease in loans.

Total investments increased $91.0 million, or 7.8%, during the three months ended March 31, 2008. The increase included $55.2 million of residential mortgage loan pools that were securitized by the Company and are now held as securities available for sale.

The Company's net loans decreased $40.7 million, or 1.0%, to $4.21 billion at March 31, 2008, from $4.26 billion at December 31, 2007, largely as a result of the securitization of $55.2 million of conforming one- to four-family 30-year fixed-rate residential mortgage loans. Loan originations totaled $335.5 million and loan purchases totaled $23.2 million for the three months ended March 31, 2008. Net increases of $53.9 million in commercial and multi-family mortgage loans and $2.3 million in commercial loans were more than offset by decreases of $64.1 million in residential mortgage loans, $22.4 million in construction loans and $9.6 million in consumer loans. Commercial real estate, construction and commercial loans represented 46.4% of the loan portfolio at March 31, 2008, compared to 45.2% at December 31, 2007.

At March 31, 2008, the Company's unfunded loan pipeline totaled $671.9 million, including $173.3 million in construction loan commitments, $154.5 million in commercial loan commitments and $68.2 million in commercial mortgage commitments. The unfunded loan pipeline at December 31, 2007 was $767.5 million.

Other assets increased $25.1 million and other liabilities increased $24.8 million during the three months ended March 31, 2008, primarily as a result of securities trades which were pending settlement at March 31, 2008.

Total deposits increased $10.1 million, or 0.2%, during the three months ended March 31, 2008. Total deposits were $4.23 billion at March 31, 2008, with core deposits, consisting of savings and demand deposit accounts, representing 62.2% of total deposits.

Common stock repurchases for the three months ended March 31, 2008, totaled 35,000 shares at an average cost of $13.81 per share. At March 31, 2008, 2.2 million shares remained eligible for repurchase under the current authorization. At March 31, 2008, book value per share and tangible book value per share were $16.94 and $8.25, respectively, compared with $16.78 and $8.05, respectively, at December 31, 2007.

Results of Operations

Net Interest Margin

The net interest margin increased 3 basis points to 2.87% for the quarter ended March 31, 2008, from 2.84% for the quarter ended December 31, 2007. The net interest margin for the quarter ended March 31, 2008 decreased 15 basis points compared with the net interest margin of 3.02% for the quarter ended March 31, 2007. The weighted average rate for interest-earning assets was 5.63% for the three months ended March 31, 2008, compared with 5.76% for the trailing quarter and 5.72% for the three months ended March 31, 2007. The weighted average rate for interest-bearing liabilities was 3.14% for the quarter ended March 31, 2008, compared with 3.33% for the trailing quarter and 3.18% for the first quarter of 2007.

The average cost of deposits for the three months ended March 31, 2008 was 2.87%, compared with 3.11% for the trailing quarter and 2.92% for the same period last year. The average cost of borrowed funds for the three months ended March 31, 2008 was 4.06%, compared with 4.19% for the trailing quarter and 4.26% for the same period last year.

Non-Interest Income

Non-interest income totaled $8.8 million for the quarter ended March 31, 2008, an increase of $1.1 million, or 13.7%, compared to the same period in 2007. The increase was primarily attributable to a $688,000 increase in fee income and a $299,000 increase in other income for the quarter ended March 31, 2008, compared with the same period in 2007. The increase in fee income was primarily attributable to increases in deposit fees and trust income, largely due to the First Morris acquisition. Significant components of other income for the first quarter of 2008 included $660,000 in pre-tax gains associated with the ownership and mandatory redemption of a portion of the Company's Class B Visa, Inc. shares as part of Visa's recent initial public offering and $400,000 in pre-tax gains on the sale of deposits associated with the sale of an under-performing branch. In the first quarter of 2007, other income included $897,000 of pre-tax interest earned on Federal income taxes refunded in connection with a previous acquisition.

Non-Interest Expense

For the three months ended March 31, 2008, non-interest expense increased $2.6 million, or 8.9%, to $32.0 million, compared to $29.3 million for the three months ended March 31, 2007. Increases of $714,000 in net occupancy expense, $407,000 in the amortization of intangibles, and $309,000 in data processing expense for the quarter ended March 31, 2008, compared with the same period in 2007, were all primarily attributable to the April 1, 2007 acquisition of First Morris. The increase in the amortization of intangibles for the quarter ended March 31, 2008, compared with the same period in 2007, was also partially attributable to the $104,000 pre-tax accelerated amortization of a core deposit intangible recognized upon the sale of an under-performing branch. A $543,000 increase in compensation and benefits expense for the quarter ended March 31, 2008, compared with the same period last year, reflected normal annual merit increases, the addition of branch and lending staff from First Morris and the addition of small business and middle market relationship managers to support the Company's business lending and deposit gathering initiatives. A $917,000 increase in other operating expenses for the quarter ended March 31, 2008, compared with the same period last year, included $356,000 in expense associated with Company's proportionate share of a litigation reserve established by Visa.

The Company's annualized non-interest expense as a percentage of average assets was 2.03% for the quarter ended March 31, 2008, compared with 2.09% for the same period in 2007. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) was 66.60% for the quarter ended March 31, 2008, compared with 65.18% for the same period in 2007.

Asset Quality

Total non-performing loans at March 31, 2008 were $27.4 million, or 0.64% of total loans, compared with $34.6 million, or 0.81% of total loans at December 31, 2007, and $7.6 million, or 0.20% of total loans at March 31, 2007. At March 31, 2008, the Company's allowance for loan losses was 0.96% of total loans, compared with 0.95% of total loans at December 31, 2007, and 0.87% of total loans at March 31, 2007. The Company recorded a provision for loan losses of $1.3 million for the quarter ended March 31, 2008, compared with a provision of $300,000 for the quarter ended March 31, 2007. For the three months ended March 31, 2008, the Company had net charge-offs of $1.2 million, compared with net charge-offs of $56,000 for the same period in 2007. The increase in the loan loss provision for the three months ended March 31, 2008, compared with the same period in 2007, was attributable to an increase in non-performing loans, downgrades in risk ratings, growth in the loan portfolio and an increase in commercial loans as a percentage of the loan portfolio to 46.4% at March 31, 2008, from 41.5% at March 31, 2007. At March 31, 2008, the Company held $3.2 million of foreclosed assets, compared with $1.0 million at December 31, 2007.

Income Tax Expense

For the three months ended March 31, 2008, the Company's income tax expense was $4.0 million. This compares with $4.6 million for the same period in 2007. For the three months ended March 31, 2008, the Company's effective tax rate was 27.4%, compared with 29.7% for the three months ended March 31, 2007. The reduction in the Company's effective tax rate was a result of a larger proportion of the Company's income being derived from tax-exempt sources.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products. At March 31, 2008, the Bank operated 84 full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on April 24, 2008 regarding highlights of the Company's first quarter 2008 financial results. The call may be accessed by dialing 1-800-860-2442 (Domestic) or 1-412-858-4600 (International). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                      Consolidated Statements of Condition
                March 31, 2008 (Unaudited) and December 31, 2007
                             (Dollars in Thousands)

                            Assets                                        March 31, 2008                December 31, 2007
                                                                 --------------------------------- ----------------------------


Cash and due from banks                                         $                     93,323      $                83,737
Federal funds sold                                                                        --                       18,000
Short-term investments                                                                10,334                       38,892
                                                                 --------------------------------- ----------------------------
                  Total cash and cash equivalents                                    103,657                      140,629
                                                                 --------------------------------- ----------------------------

Investment securities held to maturity (market value of $359,508 at March 31,
        2008 (unaudited) and $359,699
        at December 31, 2007)                                                        353,941                      358,491
Securities available for sale, at fair value                                         867,592                      769,615
Federal Home Loan Bank stock                                                          37,359                       39,764

Loans                                                                              4,255,667                    4,296,291
        Less allowance for loan losses                                                40,857                       40,782
                                                                 --------------------------------- ----------------------------
                  Net loans                                                        4,214,810                    4,255,509
                                                                 --------------------------------- ----------------------------

Foreclosed assets, net                                                                 3,160                        1,041
Banking premises and equipment, net                                                   78,082                       79,138
Accrued interest receivable                                                           23,188                       24,665
Intangible assets                                                                    518,865                      520,722
Bank-owned life insurance                                                            122,981                      121,674
Other assets                                                                          73,209                       48,143
                                                                 --------------------------------- ----------------------------
                  Total assets                                  $                  6,396,844      $             6,359,391
                                                                 ================================= ============================

             Liabilities and Stockholders' Equity
Deposits:
        Demand deposits                                         $                  1,642,005      $             1,553,625
        Savings deposits                                                             991,472                    1,031,725
        Certificates of deposit of $100,000 or more                                  471,418                      480,362
        Other time deposits                                                        1,130,033                    1,159,108
                                                                 --------------------------------- ----------------------------
                  Total deposits                                                   4,234,928                    4,224,820

Mortgage escrow deposits                                                              18,896                       18,075
Borrowed funds                                                                     1,066,707                    1,075,104
Other
liabilities                                                                           65,433                       40,598
                                                                 --------------------------------- ----------------------------
                  Total liabilities                                                5,385,964                    5,358,597
                                                                 --------------------------------- ----------------------------

Stockholders' Equity:
Preferred stock, $0.01 par value,
  50,000,000 shares authorized, none issued                                                --                            --
Common stock, $0.01 par value, 200,000,000 shares authorized,
  83,209,293 shares issued and 59,673,683 shares outstanding at
  March 31, 2008, and 59,646,936 shares outstanding at
  December 31, 2007                                                                       832                         832
Additional paid-in capital                                                          1,010,653                   1,009,120
Retained earnings                                                                     441,583                     437,503
Accumulated other comprehensive income                                                  8,586                       4,335
Treasury stock at cost                                                               (383,870)                   (383,407)
Unallocated common stock held by Employee Stock
  Ownership Plan                                                                      (66,904)                    (67,589)
Common Stock acquired by the Directors' Deferred Fee Plan                              (7,736)                     (7,759)
Deferred compensation - Directors' Deferred Fee Plan                                    7,736                       7,759
                                                                  -------------------------------- ----------------------------
                                       4

                  Total stockholders' equity                                        1,010,880                   1,000,794
                                                                  -------------------------------- ----------------------------
                  Total liabilities and stockholders'
                      equity                                    $                   6,396,844     $             6,359,391
                                                                  ================================ ============================

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                        Consolidated Statements of Income
                   Three Months Ended March 31, 2008 and 2007
                  (Dollars in thousands, except per share data)


                                                        Three Months Ended
                                                            March 31
                                                    ------------------------------
                                                        2008           2007
                                                    ------------- ----------------
                                                            (Unaudited)
Interest income:
 Real estate secured loans                        $      41,387          40,202
 Commercial loans                                        11,282           7,673
 Consumer loans                                           9,679           8,912
 Investment securities                                    3,653           3,985
 Securities available for sale                           10,287           9,208
 Other short-term investments                               226              43
 Federal funds                                              148               4
                                                    ------------- ----------------
                   Total interest income                 76,662          70,027
                                                    ------------- ----------------

Interest expense:
 Deposits                                                26,590          24,127
 Borrowed funds                                          10,883           8,626
                                                    ------------- ----------------
                   Total interest expense                37,473          32,753
                                                    ------------- ----------------
                   Net interest income                   39,189          37,274

Provision for loan losses                                 1,300             300
                                                    ------------- ----------------

                   Net interest income after
                   provision for loan losses             37,889          36,974
                                                    ------------- ----------------

Non-interest income:
 Fees                                                     6,114           5,426
 Bank-owned life insurance                                1,308           1,332
 Net gain on securities transactions                         96              --
 Other income                                             1,267             968
                                                    ------------- ----------------
                   Total non-interest income              8,785           7,726
                                                    ------------- ----------------

Non-interest expense:
 Compensation and employee benefits                      16,713          16,170
 Net occupancy expense                                    5,257           4,543
 Data processing expense                                  2,363           2,054
 Amortization of intangibles                              1,776           1,369
 Advertising and promotion expense                          517             787
 Other operating expenses                                 5,326           4,409
                                                    ------------- ----------------
                   Total non-interest expense            31,952          29,332
                                                    ------------- ----------------
                   Income before income tax              14,722          15,368
                   expense
Income tax expense                                        4,029           4,560
                                                    ------------- ----------------
                   Net income                     $      10,693          10,808
                                                    ============= ================

Basic earnings per share                                  $0.19           $0.18
Average basic shares outstanding                     55,924,581      59,052,312

Diluted earnings per share                                $0.19           $0.18
Average diluted shares outstanding                   55,924,581      59,052,312

                       PROVIDENT FINANCIAL SERVICES, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except share data) (Unaudited)

                                                          At or for the Three
                                                             Months Ended
                                                               March 31,
                                                     --------------------------------
                                                           2008          2007
                                                           ----          ----
INCOME STATEMENT:
Net interest income                                     $39,189         $37,274
Provision for loan losses                                 1,300             300
Non-interest income                                       8,785           7,726
Non-interest expense                                     31,952          29,332
Income before income tax expense                         14,722          15,368
Net income                                               10,693          10,808
Basic earnings per share                                  $0.19           $0.18
Diluted earnings per share                                $0.19           $0.18
Interest rate spread                                      2.49%           2.54%
Net interest margin                                       2.87%           3.02%

PROFITABILITY:
Annualized return on average assets                       0.68%           0.77%
Annualized return on average equity                       4.28%           4.32%
Annualized non-interest expense to average assets         2.03%           2.09%
Efficiency ratio (1)                                     66.60%          65.18%


ASSET QUALITY:
Non-accrual loans                                        27,401           7,321
90+ and still accruing loans                                 --             274
Non-performing loans                                     27,401           7,595
Foreclosed assets                                         3,160             757
Non-performing loans to
    total loans                                           0.64%           0.20%
Non-performing assets to
    total assets                                          0.48%           0.15%
Allowance for loan losses                               $40,857         $32,678
Allowance for loan losses to
    non-performing loans                                149.11%         430.26%
Allowance for loan losses to
    total loans                                           0.96%           0.87%

AVERAGE BALANCE SHEET DATA:
Assets                                               $6,324,774      $5,678,517
Loans, net                                            4,237,200       3,739,707
Interest-Earning assets                               5,463,739       4,930,771
Core deposits                                         2,578,987       2,228,580
Borrowed funds                                        1,078,838         822,127
Interest-bearing liabilities                          4,805,002       4,175,573
Stockholders' equity                                  1,005,833       1,015,177
Average yield on interest-
    earning assets                                        5.63%           5.72%
Average cost of interest-
    bearing liabilities                                   3.14%           3.18%

                                       7

Notes
(1) Efficiency Ratio Calculation
                                                          Three Months Ended
                                                                March 31,
                                                                ---------
                                                            2008           2007
                                                            ----           ----
Net interest income                                      $39,189        $37,274
Non-interest income                                        8,785          7,726
                                                           -----          -----
Total income                                             $47,974        $45,000
                                                         =======        =======

Non-interest expense                                     $31,952        $29,332
                                                         =======        =======

    Expense/Income:                                       66.60%         65.18%
                                                          ======         ======

                                       8


Average Quarterly Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)                           March 31, 2008                             December 31, 2007
                                                Average                      Average           Average                   Average
                                                Balance        Interest    Yield/Cost          Balance     Interest    Yield/Cost
                                              ------------------------------------------    ---------------------------------------
Interest-Earning Assets:
     Federal Funds Sold and
                  Other Short-Term
Investments                                  $    43,839     $     374           3.44    % $      4,129   $     50           4.80 %
     Investment Securities (1)                   355,354         3,653           4.11           362,549      3,742           4.13
     Securities Available for Sale               788,221         9,531           4.84           765,551      8,918           4.66
     Federal Home Loan Bank Stock                 39,125           756           7.78            35,746        575           6.38
     Net Loans (2)
                   Total Mortgage Loans        2,897,029        41,387           5.73         2,894,182     42,191           5.81
                   Total Commercial Loans        701,802        11,282           6.47           677,108     12,271           7.19
                   Total Consumer Loans          638,369         9,679           6.08           645,045     10,071           6.20
                                              -------------   -----------                     -----------  ---------
Total Interest-Earning Assets                  5,463,739        76,662           5.63         5,384,310     77,818           5.76
                                                              ----------- --------------                   ---------- -------------

Non-Interest Earning Assets:
     Cash and Due from Banks                      81,323                                         85,076
     Other Assets                                779,712                                        786,302
                                              -------------                                 --------------
         Total Assets                        $ 6,324,774                                   $  6,255,688
                                              =============                                 ==============

Interest-Bearing Liabilities:
     Demand Deposits                         $ 1,115,920         6,480           2.34    % $  1,032,160      7,117           2.74 %
     Savings Deposits                            997,689         3,111           1.25         1,054,116      3,918           1.47
     Time Deposits                             1,612,555        16,999           4.24         1,645,956     18,225           4.39
                                             -------------   -----------                   -------------- ----------
         Total Deposits                        3,726,164        26,590           2.87         3,732,232     29,260           3.11
                                                             -----------                                  ----------

         Borrowed Funds                        1,078,838        10,883           4.06           973,393     10,275           4.19
                                              -------------   -----------                   -------------- ----------
         Total Interest-Bearing Liabilities    4,805,002        37,473           3.14         4,705,625     39,535           3.33
                                                              ----------- --------------                   ---------- -------------
Non-Interest Bearing Liabilities                 513,939                                        543,273
                                              -------------                                 --------------
Total Liabilities                              5,318,941                                      5,248,898
Stockholders' Equity                           1,005,833                                      1,006,790
                                              -------------                                 --------------
Total Liabilities & Stockholders'
Equity                                       $ 6,324,774                                   $  6,255,688
                                              =============                                 ==============

Net interest income                                          $  39,189                                    $ 38,283
                                                              ===========                                  ==========
Net interest rate spread                                                         2.49    %                                   2.43 %
                                                                                 ====                                        ====
Net interest-earning assets                  $   658,737                                   $    678,685
                                              =============                                 ==============
Net interest margin (3)                                                          2.87    %                                   2.84 %
                                                                                 ====                                        ====
Ratio of interest-earning assets to
     interest-bearing liabilities                   1.14  x                                        1.14  x

----------------------------------------------------------------------------------------------------------------------------------

(1)      Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the net interest margin for the previous year, inclusive.

                                                  3/31/08         12/31/07        9/30/07          6/30/07         3/31/07
                                                   1stQtr.         4th Qtr.       3rd Qtr.          2nd Qtr.       1st Qtr.
                                                  -------         --------        -------          --------        -------
Interest-Earning Assets:
 Securities                                          4.67%            4.55%         4.55%           4.52%           4.45%
 Net Loans                                           5.90%            6.09%         6.24%           6.20%           6.12%
    Total Interest-Earning Assets                    5.63%            5.76%         5.87%           5.81%           5.72%

Interest-Bearing Liabilities
 Total Deposits                                      2.87%            3.11%         3.17%           3.07%           2.92%
 Borrowed Funds                                      4.06%            4.19%         4.16%           4.09%           4.26%
    Total Interest-Bearing Liabilities               3.14%            3.33%         3.34%           3.23%           3.18%

 Interest Rate Spread                                2.49%            2.43%         2.53%           2.58%           2.54%
 Net Interest Margin                                 2.87%            2.84%         2.97%           3.02%           3.02%
 Ratio of Interest-Earning Assets to
    Interest-Bearing Liabilities                     1.14x            1.14x         1.15x           1.16x           1.18x


                                       10